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EXHIBIT 4.2

NUVASIVE, INC.

AMENDMENT NO. 1 TO
SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

        This Amendment No. 1 to Second Amended and Restated Investors' Rights Agreement (this "Amendment") is made as of June 19, 2003 by and among NuVasive, Inc., Inc., a Delaware corporation (the "Company"), and the persons and entities listed on Schedule A hereto (each, an "Investor" and collectively, the "Investors"). Capitalized terms used herein which are not defined herein shall have the definition ascribed to them in the Second Amended and Restated Investors' Rights Agreement dated July 11, 2002 (the "Agreement"), among the Company and certain of the Investors (the "Existing Investors").

RECITALS

        A. The Company and the Existing Investors have previously entered into the Agreement, pursuant to which the Existing Investors have certain registration and other investor rights.

        B. The Company desires to sell and issue additional shares of its Series D-1 Preferred Stock ("Series D-1 Preferred Stock") and warrants to purchase shares of its Common Stock ("Common Stock") pursuant to the terms and conditions set forth in the Series D-1 Preferred Stock and Warrant Purchase Agreement dated as of the date of this Amendment (the "Purchase Agreement") to certain of the Existing Investors and other new Investors (each, a "New Investor" and collectively, the "New Investors") and such Investors desire to purchase the Series D-1 Preferred Stock and Warrants from the Company pursuant to the terms and conditions of the Purchase Agreement.

        C. The Company and the Existing Investors desire to amend the Agreement to add the New Investors as additional parties to the Agreement as "Investors" whether such New Investors acquire shares of Series D-1 Preferred Stock and Warrants in the Closing (as defined in the Purchase Agreement) or an Additional Closing (as defined in the Purchase Agreement).

        D. The Company and the Existing Investors acknowledge that they are entering into this Amendment as an inducement to and in consideration of the New Investors' purchase of the Series D-1 Preferred Stock and Warrants in the Closing or an Additional Closing.

        E. Section 3.7 of the Agreement provides that the Agreement may be amended with the written consent of (1) the Company and (2) the Existing Investors holding sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities then outstanding.

AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein and in the Agreement, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

        1.     Addition of New Investors. By executing this Amendment and purchasing shares of Series D-1 Preferred Stock and Warrants in the Closing or an Additional Closing, the Agreement is hereby amended to add each New Investor as a party to the Agreement and such New Investor agrees to be bound by the terms and conditions of the Agreement and this Amendment as an Investor and Holder, as applicable. Schedule A attached hereto shall be amended to add each New Investor.

        2.     Effect of Amendment. Except as expressly modified by this Amendment, the Agreement shall remain unmodified and in full force and effect.

        3.     Entire Agreement. This Amendment together with the Agreement and all documents referred to herein and therein constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

        4.     Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Amendment shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Amendment, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Amendment, except as expressly provided in this Amendment.

        5.     Governing Law. This Amendment shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

        6.     Counterparts. This Amendment may be executed in two or more counterparts and the signatures delivered by facsimile, each of which shall be deemed an original, with the same effect as if the signatures were upon the same instrument and delivered in person.

        7.     Amendments and Waivers. Any term of this Amendment may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (a) the Company and (b) the person and entities holding sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon all the Investors, each transferee, and the Company.

        8.     Severability. If one or more provisions of this Amendment are held to be unenforceable under applicable law, such provision shall be excluded from this Amendment and the balance of the Amendment shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

        9.     Representation. By executing this Amendment, each Investor acknowledges and agrees that Heller Ehrman White & McAuliffe LLP represents the Company solely and that Investor has had an opportunity to consult with its own attorney in connection with this Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

NUVASIVE, INC.
	By:	/s/ ALEXIS V. LUKIANOV Alexis V. Lukianov, President
Address:	10065 Old Grove Road, San Diego, CA 92131
INVESTORS:
WILLIAM BLAIR CAPITAL PARTNERS VII, QP, L.P.
	By:	William Blair Capital Management VII, L.P.
	Its:	General Partner
	By:	William Blair Capital Management VII, L.L.C.
	Its:	General Partner
		By:	/s/ A. M. MINOCHERHOMJEE
		Title:	Managing Director
Address:	227 West Monroe Street, 35th Floor Chicago, Illinois 60606
WILLIAM BLAIR CAPITAL PARTNERS VII, L.P.
	By:	William Blair Capital Management VII, L.P.
	Its:	General Partner
	By:	William Blair Capital Management, L.L.C.
	Its:	General Partner
		By:	/s/ A. M. MINOCHERHOMJEE
		Title:	Managing Director
Address:	227 West Monroe Street, 35th Floor Chicago, Illinois 60606

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED
INVESTORS' RIGHTS AGREEMENT]

ENTERPRISE PARTNERS IV, LP
	By:	Enterprise Management Partners IV, LP
	Its:	General Partner
		By:	/s/ ANDREW SENYEI
		Title:	General Partner
Address:	2223 Avenida de la Playa, Suite 300 La Jolla, CA 92037 Attention: Andrew Senyei
ENTERPRISE PARTNERS IV ASSOCIATES, LP
	By:	Enterprise Management Partners IV, LP
	Its:	General Partner
		By:	/s/ ANDREW SENYEI
		Title:	General Partner
Address:	2223 Avenida de la Playa, Suite 300 La Jolla, CA 92037 Attention: Andrew Senyei
ENTERPRISE PARTNERS ANNEX FUND IV, LP
	By:	Enterprise Management Partners IV-A, LP
	Its:	General Partner
		By:	/s/ ANDREW SENYEI
		Title:	General Partner
Address:	2223 Avenida de la Playa, Suite 300 La Jolla, CA 92037 Attention: Andrew Senyei
ENTERPRISE PARTNERS ANNEX FUND IV-A, L.P.
	By:	Enterprise Management Partners IV-A, LP
	Its:	General Partner
		By:	/s/ ANDREW SENYEI
		Title:	General Partner
Address:	2223 Avenida de la Playa, Suite 300 La Jolla, CA 92037 Attention: Andrew Senyei

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED
INVESTORS' RIGHTS AGREEMENT]

KLEINER PERKINS CAUFIELD & BYERS VIII, L.P.
	By:	/s/ JOSEPH LACOB Joseph Lacob, General Partner
Address:	2750 Sand Hill Road Menlo Park, CA 94025 Attn: Joseph Lacob
KPCB LIFE SCIENCES ZAIBATSU FUND II
	By:	/s/ JOSEPH LACOB Joseph Lacob, General Partner
Address:	2750 Sand Hill Road Menlo Park, CA 94025 Attn: Joseph Lacob
KPCB VIII FOUNDERS FUND
	By:	/s/ JOSEPH LACOB Joseph Lacob, General Partner
Address:	2750 Sand Hill Road Menlo Park, CA 94025 Attn: Joseph Lacob
DOMAIN PARTNERS IV, L.P.
	By:	One Palmer Square Associates IV, L.L.C.
	Its:	General Partner
		By:	/s/ KATHLEEN K. SCHOEMAKER Kathleen K. Schoemaker, Managing Member
Address:	One Palmer Square Princeton, NJ 08542
DP IV ASSOCIATES, L.P.
	By:	One Palmer Square Associates IV, L.L.C.
	Its	General Partner
		By:	/s/ KATHLEEN K. SCHOEMAKER Kathleen K. Schoemaker, Managing Member
Address:	One Palmer Square Princeton, NJ 08542

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED
INVESTORS' RIGHTS AGREEMENT]

CAISSE DE DEPOT ET PLACEMENT DU QUEBEC
	By:		/s/ JACQUE DOUZIECH /s/ DENIS DIONNE
	Its:		Senior Partner General Partner
	Print Name:		Jacque Douziech Denis Dionne
Address:	Place CDP Capital 1000 Jean-Paul Riopelle Montréal, Québec, Canada H2Z 2B3
A. M. PAPPAS LIFE SCIENCE VENTURES II, LP
	By:		AMP&A Management II, LLC
	Its:		General Partner
		By:	/s/ FORD S. WORTHY Ford S. Worthy, Senior Vice President
Address:	7030 Kit Creek Road P.O. Box 110287 Research Triangle Park, NC 27709
JOHNSON & JOHNSON DEVELOPMENT CORPORATION
	By:		/s/ JOHN ONOPCHENKO
	Name:		John Onopchenko
	Title:		Vice President
Address:	One Johnson & Johnson Plaza New Brunswick, NJ 08933 Attn: Messrs. John Onopchenko and Eric Jung
With a copy to:
Ropes & Gray LLP 45 Rockefeller Plaza New York, NY 10111 Attn: Kristopher Brown, Esq.

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED
INVESTORS' RIGHTS AGREEMENT]

SCHEDULE A

SCHEDULE OF INVESTORS

Enterprise Partners IV, L.P.
Enterprise Partners IV Associates, L.P.
Enterprise Partners Annex Fund IV, L.P.
Enterprise Partners Annex Fund IV-A, L.P.
Kleiner Perkins Caufield & Byers VIII
KPCB Life Sciences Zaibatsu Fund II
KPCB VIII Founders Fund
Brobeck, Phleger & Harrison LLP
Craig S. Andrews
Domain Partners IV, L.P.
DP IV Associates, L.P.
Comdisco, Inc.
Matthew Frank
William Blair Capital Partners VII, QP, L.P.
William Blair Capital Partners VII, L.P.
Caisse de depot et placement du Quebec
A. M. Pappas Life Science Ventures II, LP
Robertson Stephens, Inc.
RS Coinvestment Fund, L.L.C.
Johnson & Johnson Development Corporation
Innovative Orthotics & Rehabilitation Inc.
David Merrill
Klaus Hagenmeyer
Frederick J. Thabet
Craig Sparks
Todd Marinchak
Peter A. Guagliano
Regis William Haid, Jr.
Mark D. Peterson
Alexander & Marjorie Vaccaro
Griffith Rogan Fry
Joe C. Loy
Keith C. Valentine
SSI Spinal Solutions
James Gleason
Anthony Ross
Jeff Hughes
R. Jay Thabet, Jr.
Integral Capital Partners VI, L.P.
Ronald Clayton Childs
Tom L. Meyer, III
Gregg Lacoste
William Houston, Jr.
Behrooz A. Akbarnia
Sam & Dawn Maywood
Bruce & Nina Van Dam
Scot Martinelli & Bobbi-Jo Romanishan

A-1

MLPF&S Cust. William Player Barefoot IRA
Scott Kitchel
Rudolph Bertagnoli
Jonathan Spangler
Tony Salerni
Kevin Armstrong
Andy Cappuccino

A-2

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  EXHIBIT 4.2
NUVASIVE, INC. AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
RECITALS
AGREEMENT
SCHEDULE A SCHEDULE OF INVESTORS